UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016 (August 18, 2016)

______________

Issuer Direct Corporation
(Exact name of registrant as specified in its charter)

______________

Delaware	1-10185	74-2418590
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park, Suite D, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 18, 2016, David A. Sandberg submitted his resignation both as a member of the Board of Directors (the “Board”) of Issuer Direct Corporation (the “Company”) and as the Chairman and member of the Compensation Committee of the Board. Both resignations are effective immediately. Mr. Sandberg is not a member of any other committee of the Board.

Mr. Sandberg’s decision to resign from the Board and the Compensation Committee are not a result of any disagreement with the Company or any of its subsidiaries on any matters. A copy of Mr. Sandberg’s written correspondence to the Chairman of the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Board does not intend to appoint a new director to replace Mr. Sandberg at this time.

However, the Board will appoint Andre Boisvert, the current Chairman of the Board, as Mr. Sandberg’s replacement as the Chairman and member of the Compensation Committee. Mr. Boisvert is “independent” under Rule 10C of the Securities Exchange Act of 1934, as amended.

The Company has provided Mr. Sandberg a copy of the disclosure contained in this Current Report on Form 8-K. Mr. Sandberg has indicated he agrees with all the statements made in this disclosure.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Resignation letter of Mr. Sandberg dated August 18, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: August 18, 2016	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie Chief Executive Officer